Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 16 March 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in GlaxoSmithKline plc’s Annual Report on Form 20-F for the year ended 31 December 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

28 March 2018